Exhibit 10(i)

CONSENT OF INDEPENDENT AUDITORS’

        We consent to the inclusion in this Post-Effective Amendment No. 5 to the Registration Statement No. 333-01363 on Form N-4 of our report dated February 14, 2000 on our audit of Panorama Separate Account as of December 31, 1999 and for the year then ended, and of our report dated February 1, 2000, on our audit of the statutory financial statements of Massachusetts Mutual Life Insurance Company as of December 31, 1999 and for the year then ended, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption “Experts” appearing in the Statement of Additional Information.

DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 24, 2000